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                                                                    EXHIBIT 23.3

          Consent of the Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Medwave, Inc. 2004 Amended and Restated Stock Option Plan of our report dated June 21, 2002, with respect to the April 30, 2002 financial statements of Medwave, Inc. included in its Annual Report on Form 10-K for the year ended September 30, 2004 filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP
                                                      --------------------------
                                                      Ernst & Young LLP

Minneapolis, Minnesota
January 11, 2005